SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs	Associated with Exit or Disposal Activities.

On December 9, 2010, C. R. Bard, Inc. (the “Company”) committed to a plan to improve its overall cost structure and enhance operational effectiveness. The plan includes the realignment of certain manufacturing, sales and marketing, and administrative functions. The Company expects this plan to result in the elimination of certain positions and other employee terminations worldwide.

In connection with this plan, the Company estimates that it will incur a pre-tax charge of approximately $20 million in the fourth quarter of 2010. Substantially all of this charge is expected to result in cash expenditures related to separation costs and other employee termination expenses. The Company expects activities under the plan to be substantially complete by the end of 2011.

Item 7.01 Regulation FD Disclosure.

The Company intends, subject to market conditions, to publicly offer $750 million aggregate principal amount of senior unsecured notes. The Company intends to use the net proceeds from the offering to repurchase shares of its common stock, which may include an accelerated share repurchase program, or for other general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “intend”, “plan”, and other words of similar meaning in connection with any discussion of the Company’s future operating or financial performance, or corporate actions, events or results, including the Company’s plan to improve its overall cost structure and enhance operational effectiveness, and including the proposed notes offering. Many factors may cause actual results to differ materially from anticipated results including, (i) with respect to the plan to improve its overall cost structure and enhance operational effectiveness, the Company’s ability to implement the plan in the contemplated time frames, the ability of the Company to realize the anticipated benefits of the plan, and the estimated charges relating to the plan, and (ii) market conditions relating to corporate debt securities with respect to the proposed notes offering. The Company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in the Company’s September 30, 2010 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/S/ TODD C. SCHERMERHORN
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and
Chief Financial Officer

December 13, 2010